UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

South Plains Financial, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-38895	75-2453320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5219 City Bank Parkway Lubbock, Texas	79407
(Address of principal executive offices)	(Zip Code)

(806) 792-7101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SPFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On December 15, 2023, South Plains Financial, Inc. (the “Company”) redeemed the entire $12,372,000 outstanding principal amount of the Company’s Subordinated Debt Securities due December 15, 2028 (the “2028 Notes”). The 2028 Notes were redeemed pursuant to the terms of the Subordinated Indenture, dated as of December 14, 2018, between the Company and Argent Trust Company, N.A., as trustee for the 2028 Notes (the “Trustee”) at the redemption price of 100% of the principal amount of the 2028 Notes, plus accrued and unpaid interest to, but excluding, December 15, 2023 (the “Redemption Price”). As provided in the notice of redemption, dated November 8, 2023, previously provided to the holders of the 2028 Notes, each such holder is entitled to receive the Redemption Price upon presentment and surrender of the 2028 Notes to the Trustee, who is acting as the Company’s paying agent in connection with the redemption.

The redemption of the 2028 Notes was approved by the Company’s primary federal regulator on October 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH PLAINS FINANCIAL, INC.

Dated: December 15, 2023.	By:	/s/ Steven B. Crockett
Steven B. Crockett
Chief Financial Officer and Treasurer